As filed with the Securities and Exchange Commission on August 7, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FibroGen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	77-0357827
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

409 Illinois St.

San Francisco, CA 94158

(415) 978-1200

(Address of principal executive offices)

2024 Equity Incentive Plan

(Full titles of the plans)

Thane Wettig

Chief Executive Officer

FibroGen, Inc.

409 Illinois Street

San Francisco, CA 94158

(415) 978-1200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John T. McKenna

Cooley LLP

3175 Hanover Street

Palo Alto, CA 94304

(650) 843-5059

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

FibroGen, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the “Commission”) for the purpose of registering an aggregate of 12,136,238 shares of its common stock, par value $0.01 per share (the “Common Stock”), which number is comprised of:

•
1,689,800 shares reserved for future issuance under the Registrant’s 2024 Equity Incentive Plan (“2024 EIP”), which is a successor to and continuation of the FibroGen, Inc. 2014 Equity Incentive Plan (the “Prior Plan”), and was adopted by the Board of Directors of the Registrant on April 22, 2024, subject to stockholder approval, which approval was obtained at the Registrant's 2024 annual meeting of stockholders on June 5, 2024 (the “Effective Date”);
•
9,647,761 shares that were previously reserved for future issuance under the Prior Plan, which as of the Effective Date were added to the share reserve of the 2024 EIP;
•
288,477 shares that were previously subject to awards under the Prior Plan and were forfeited, expired, reacquired or withheld to satisfy tax withholding obligations subsequent to the Effective Date, which shares are now reserved for future issuance under the 2024 EIP; and
•
510,200 shares to be issued upon the exercise of stock options that have been granted under the 2024 EIP.

No new awards will be granted under the Prior Plan and all outstanding awards previously granted under the Prior Plan will remain outstanding, subject to the terms thereof.

PART I

INFORMATION REQUIRED IN THE

SECTION 10(a) PROSPECTUS

Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”). The document(s) containing the information specified in Part I will be sent or given to the participants in the 2024 EIP pursuant to Rule 428(b)(1). Such document(s) are not being filed with the SEC as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These document(s) and the documents incorporated by reference in the Registration Statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

1.	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on February 26, 2024 (the “2023 Form 10-K”);

2.	The information specifically incorporated by reference into the 2023 Form 10-K from the Registrant’s definitive proxy statement on Schedule 14A, filed with the Commission on April 24, 2024;

3.	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024 filed with the Commission on May 6, 2024;

4.	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024 filed with the Commission on August 6, 2024;

5.	The Registrant’s Current Reports on Form 8-K, filed with the Commission on June 7, 2024 and June 26, 2024; and

6.

The description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A filed with the Commission on November 12, 2014, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.4 to our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 2, 2020.

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act.

The Registrant’s amended and restated certificate of incorporation provides for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law, and the Registrant’s amended and restated bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law.

The Registrant has entered into indemnification agreements with its directors and officers whereby the Registrant has agreed to indemnify its directors and officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee or agent of the Registrant, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the best interest of the Registrant. At present, there is no pending litigation or proceeding involving a director or officer of the Registrant regarding which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification.

The Registrant maintains insurance policies that indemnify the directors and officers against various liabilities arising under the Securities Act and the Exchange Act that might be incurred by any director or officer in their capacity as such.

The indemnification provisions noted above may be sufficiently broad to permit indemnification of the Registrant’s officers and directors for liabilities arising under the Securities Act.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8.	EXHIBITS

Exhibit Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant, as presently in effect.

4.2(2)	Amended and Restated Bylaws of the Registrant, as presently in effect.

4.3(3)	Form of Common Stock Certificate.

5.1*	Opinion of Cooley LLP.

23.1*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2*	Consent of Cooley LLP (included in Exhibit 5.1).

24.1*	Power of Attorney. Reference is made to the signature page of this Form S-8.

99.1(4)	FibroGen, Inc. 2024 Equity Incentive Plan.

107*	Filing Fee Table.

*	Filed herewith.

(1)	Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-36740), filed with the Commission on November 21, 2014, and incorporated by reference herein.

(2)	Previously filed as Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-199069), filed with the Commission on October 23, 2014, and incorporated by reference herein.

(3)	Previously filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 001-36740), filed with the Commission on November 21, 2014, and incorporated by reference herein.

(4)	Previously filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-36740), filed with the Commission on June 7, 2024, and incorporated by reference herein.

ITEM 9. UNDERTAKINGS

1.The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 7th day of August, 2024.

FIBROGEN, INC.

By:	/s/ Thane Wettig
Name:	Thane Wettig
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thane Wettig and Juan Graham, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in their names and behalf in their capacities as officers and directors to enable the FibroGen, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thane Wettig Thane Wettig	Chief Executive Officer and Director (Principal Executive Officer)	August 7, 2024

/s/ Juan Graham Juan Graham	Senior Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	August 7, 2024

/s/ James A. Schoeneck James A. Schoeneck	Chairman of the Board and Director	August 7, 2024

/s/ Suzanne Blaug Suzanne Blaug	Director	August 7, 2024

/s/ Aoife Brennan Aoife Brennan, M.B., B.Ch.	Director	August 7, 2024

/s/ Benjamin F. Cravatt Benjamin F. Cravatt, Ph.D.	Director	August 7, 2024

/s/ Jeffrey L. Edwards Jeffrey L. Edwards	Director	August 7, 2024

/s/ Maykin Ho Maykin Ho, Ph.D.	Director	August 7, 2024

/s/ Gerald Lema Gerald Lema	Director	August 7, 2024